                                                                   Exhibit 11

                       GENERAL ELECTRIC COMPANY
                  COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except earnings per share, in millions)

                                                                         Fully
                                                Earnings    Primary    diluted
Third quarter ended September 30, 1996        per common   earnings   earnings
--------------------------------------             share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $1,788     $1,788     $1,788
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          2          2
                                                --------   --------   --------
   Earnings for per-share calculations            $1,788     $1,790     $1,790
                                                --------   --------   --------
Average number of shares outstanding           1,648,838  1,648,838  1,648,838
Average number of deferred incentive
   compensation shares                                 -      7,580      7,580
Average stock option shares                            -     21,742     23,550
Average number of restricted stock units               -      2,069      2,175
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,648,838  1,680,229  1,682,143
                                              ---------- ---------- ----------
Earnings per share                                 $1.08      $1.07      $1.06
------------------                              ========   ========   ========

                                                                         Fully
                                                Earnings    Primary    diluted
Third quarter ended September 30, 1995        per common   earnings   earnings
--------------------------------------             share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $1,610     $1,610     $1,610
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          4          4
                                                --------   --------   --------
   Earnings for per-share calculations            $1,610     $1,614     $1,614
                                                --------   --------   --------
Average number of shares outstanding           1,676,351  1,676,351  1,676,351
Average number of deferred incentive
   compensation shares                                 -      7,855      7,855
Average stock option shares                            -     14,801     17,006
Average number of restricted stock units               -      1,210      1,358
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,676,351  1,700,217  1,702,570
                                              ---------- ---------- ----------
Earnings per share                                 $0.96      $0.95      $0.95
------------------                              ========   ========   ========

                                                                    Exhibit 11
                       GENERAL ELECTRIC COMPANY
                  COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except earnings per share, in millions)

                                                                         Fully
                                                Earnings    Primary    diluted
Nine months ended September 30, 1996          per common   earnings   earnings
------------------------------------               share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $5,213     $5,213     $5,213
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          5          5
                                                --------   --------   --------
   Earnings for per-share calculations            $5,213     $5,218     $5,218
                                                --------   --------   --------
Average number of shares outstanding           1,655,986  1,655,986  1,655,986
Average number of deferred incentive
   compensation shares                                 -      7,789      7,789
Average stock option shares                            -     20,916     23,975
Average number of restricted stock units               -      1,939      2,121
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,655,986  1,686,630  1,689,871
                                              ---------- ---------- ----------
Earnings per share                                 $3.15      $3.09      $3.09
------------------                              ========   ========   ========

                                                                         Fully
                                                Earnings    Primary    diluted
Nine months ended September 30, 1995          per common   earnings   earnings
------------------------------------               share  per share  per share
                                               ---------- ---------- ----------
Net earnings applicable to common stock           $4,708     $4,708     $4,708
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          7          7
                                                --------   --------   --------
   Earnings for per-share calculations            $4,708     $4,715     $4,715
                                                --------   --------   --------
Average number of shares outstanding           1,688,137  1,688,137  1,688,137
Average number of deferred incentive
   compensation shares                                 -      8,272      8,272
Average stock option shares                            -     12,480     16,458
Average number of restricted stock units               -      1,258      1,414
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,688,137  1,710,147  1,714,281
                                              ---------- ---------- ----------
Earnings per share                                 $2.79      $2.76      $2.75
------------------                              ========   ========   ========